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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 23, 2001

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                                               38-3214743
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)

                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                                         48083
(ADDRESS OF PRINCIPAL                                          (ZIP CODE)
 EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)















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ITEM 5.      OTHER EVENTS

CHANGE IN CHIEF EXECUTIVE OFFICER

On March 24, 2001, the Company's Board of Directors accepted the resignation of John R. Messinger as President, Chief Executive Officer and Chief Operating Officer and as a Director of the Company. Mr. Messinger has agreed to provide transitional consulting services to the Company as his services are needed. On the same date, Allen J. Nesbitt, a Director of the Company, was appointed interim President and Chief Executive Officer and Ronald D. Risher was appointed a Director of the Company. Mr. Risher joined the Company in November 2000 as Executive Vice President and Chief Financial Officer of the Company and will continue in those positions. The Company has commenced an expedited executive search for a permanent Interim Chief Executive Officer. Mr. Nesbitt will serve as Chief Executive Officer until such search is completed.

Mr. Nesbitt, age 54, is a private investor. He previously served as President of the Company and its predecessor from its inception in 1985 until April 1997. Prior to that, he was Vice President of 3PM, Inc. from 1977 to 1985.

INTERNAL INVESTIGATION

On March 23, 2001, the Company's Board of Directors received and accepted the oral report of an investigation by a Special Committee of the Board of Directors. The Special Committee found evidence of accounting irregularities and deficiencies in the Company's accounting system. Specifically, the Special Committee found revenue recognition practices, the use of accounting reserves and other practices that were not in conformance with Generally Accepted Accounting Principles.

The investigation began in July 2000, when the Company's outside directors became aware of allegations of possible accounting irregularities in the Company's North American operations. Promptly thereafter, the Company's Board of Directors formed a Special Committee of independent members of the Board to investigate the allegations. The Special Committee then engaged the law firm of Butzel Long to serve as counsel to the Special Committee ("Counsel"). Butzel Long engaged the accounting firm of Plante & Moran to assist in investigating the allegations. The investigation encompassed interviews with numerous witnesses and the examination of internal documents, however, Plante & Moran did not engage in audit procedures.

The Special Committee has determined, among other things, that accounting irregularities and system deficiencies have affected certain of the Company's financial statements. The affected financial statements may go back to late 1997. Further, the Special Committee concluded that the effect on the Company's consolidated financial statements included in that certain Form 10-Q for the quarter ended September 30, 1999, is material, requiring that these financial statements be restated. At this point, the extent of any potential restatement and whether the effect on the financial statements for any other period is sufficiently material to require a re-statement, has not been determined. These issues will be evaluated by the Company with the assistance of its outside auditors.

In addition, due to irregularities or system deficiencies or the carry-over effect of those items from prior periods, the Company's financial statements may have been misstated for some portion of




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the first two quarters of 2000. The Special Committee does not believe that any such irregularities have extended beyond the first half of 2000.

The irregularities and deficiencies were found in the accounting records of the Company's North American operations. Neither the Special Committee nor the Company believes that the irregularities and deficiencies affected the accounting records of the Company's United Kingdom subsidiaries, since those accounting records are maintained separately in the United Kingdom under the custody and control of separate personnel located there.

The Company has informed the Securities and Exchange Commission and the United States Attorney for the Eastern District of Michigan of the Special Committee's investigation.

In light of the findings of the Special Committee and the ongoing evaluation of the need to restate past financial statements, the Company will not be in a position to timely file its Form 10-K for the year ended December 31, 2000 with the SEC. The Company does not know, at this time, when the Form 10-K will be completed and filed.

A copy of the Company's March 26, 2001 press release is attached hereto.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (c) Exhibits

    99.1     March 26, 2001 Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2001                 LASON, INC.
                                      (REGISTRANT)


                                      By:     /s/Ronald Risher
                                         ---------------------------------------
                                         Ronald Risher, Executive Vice President
                                         and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit:                               Description:


99.1                                   March 26, 2001 Press Release